Citizens South Banking Corporation Announces Third Quarter Results

GASTONIA, N.C., Oct. 18 /PRNewswire-FirstCall/ -- Citizens South Banking Corporation (Nasdaq: CSBC), the parent company for Citizens South Bank, reported a net loss available to common stockholders of $528,000, or ($0.05) per diluted share, for the quarter ended September 30, 2010, compared to a loss of $759,000, or ($0.10) per diluted share, for the quarter ended September 30, 2009.  For the nine months ended September 30, 2010, the Company reported net income available to common stockholders of $9.6 million, or $1.04 per common share, compared to a loss of $501,000, or ($0.07) per common share, for the nine months ended September 30, 2009.

President Kim S. Price stated, "While we are experiencing some improving asset quality metrics, we continue to build our loan loss provision aggressively, given the continued uncertainty of the general economy and local real estate markets.  However, with pre-tax, pre-provision earnings at near record levels the past two quarters, we are encouraged by the strength of our core operating earnings power going forward."

Third Quarter Financial Highlights:

Credit Quality

The Company's credit quality continued to compare favorably with southeastern peers and some credit-quality metrics continued to demonstrate signs of improvement. During the third quarter, the Company's total non-covered past due loans (loans not covered under FDIC loss-share agreements) decreased 34.9% from $10.1 million at June 30, 2010, or 1.68% of total non-covered loans, to $6.6 million, or 1.11% of total non-covered loans, at September 30, 2010.  This represented the Company's lowest level of past due non-covered loans in over 18 months.  As these loans move through the collection and disposition process, updated collateral values are obtained and loans are written down on the Company's books to their fair value.  As a result, during the third quarter net loan charge-offs on non-covered loans totaled $2.0 million.  This represented the third consecutive quarter that net charge-offs have decreased since a peak of $4.5 million during the fourth quarter of 2009. The current level of net loan charge-offs represented 1.36% of average non-covered loans during the third quarter.  However, as past due loans move through the resolution process, this results in higher non-performing loans which increased to $19.8 million at September 30, 2010, from $13.0 million at June 30, 2010.  These loans are in various stages of collection and resolution.

Despite the positive trends in net loan charge-offs and non-performing past due loans, the Company maintained its quarterly provision for loan losses at $3.0 million for the third quarter of 2010 compared to $3.0 million for the second quarter of 2010 in order to continue to build the level of loan loss reserves.  As a result, the Company's allowance for loan losses increased to $10.8 million, or 1.81% of total non-covered loans at September 30, 2010, as compared to $9.8 million, or 1.62% of total non-covered loans, at June 30, 2010.  The $3.0 million provision for loan losses was attributable to the Company's non-covered loan portfolio, which excludes loans that are subject to the FDIC loss-share agreements.

President Price commented, "Our primary focus has been and continues to be on asset quality. With some improving trends in unemployment levels and a stabilizing housing market, we remain cautiously optimistic about the future direction of the local economy.  We also expect to continue to build our loan loss reserve level until such time as these indicators are more clearly sustainable."

Net Interest Margin

On a linked quarter basis, the Company's net interest margin decreased by six basis points to 3.42% for the third quarter of 2010, as compared to 3.48% for the second quarter.   However, compared to the third quarter of 2009, the Company's net interest margin has improved by 37 basis points.  The Company has focused on increasing core demand deposit accounts, which have contributed to a decrease in the cost of funds.  However, limited loan demand and increased levels of liquidity have offset some of the positive effects of the lower cost of funds.

Balance Sheet Changes

Management's efforts to reduce exposures in the non-covered residential construction and acquisition and development loan portfolios resulted in a $14.6 million decrease in these loan portfolios during the nine months ended September 30, 2010, excluding covered loans acquired from the FDIC-assisted acquisition of Bank of Hiawassee.  Speculative residential construction loans decreased by $5.0 million, or 46.0%, and residential acquisition and development loans decreased by $9.6 million, or 26.9%, during the nine month period ended September 30, 2010.  Management expects that these efforts will continue and that new loan demand in general will remain soft through the first half of 2011.

The Company continues to experience steady core deposit growth. Excluding the deposits assumed in the Bank of Hiawassee acquisition, total core deposits increased by $10.0 million, or 3.5% during the first nine months of 2010.  This growth was primarily driven by demand deposit accounts, which increased by $8.0 million, or 5.0%, and money market accounts, which increased by $2.0 million, or 1.7%, during the nine-month period. The steady growth in core deposits was attributable to a continued focus on deposit gathering, enhanced treasury management services, and increased market share due to mergers and a general "flight to quality" among community bank depositors.

Capital

The Company's capital position continues to be a source of strength during these uncertain economic times.  The Bank's capital exceeds all regulatory capital measures and the Bank is considered "well-capitalized" for regulatory purposes.  This is the highest capital designation established by the Bank's regulatory authorities.  The Bank's total risk-based capital ratio improved to 17.0% at September 30, 2010, compared to 16.8% at June 30, 2010.  The Company's tangible common equity ratio which decreased slightly from 6.9% at June 30, 2010, to 6.7% at September 30, 2010, remained strong.

Income Statement Changes

Noninterest income for the third quarter of 2010 compared to the third quarter of 2009 decreased by $175,000, or 7.1%, to $2.3 million. Excluding gains on sale of investments, which totaled $973,000 for the third quarter of 2009 and $305,000 for the third quarter of 2010, noninterest income increased by $493,000, or 33.0% for the comparable periods.  Contributing to this increase was a $273,000 increase in service charges on deposits, a $246,000 increase in mortgage banking income and a $193,000 adjustment to the gain on acquisition.

Noninterest expense increased by $2.6 million during the comparable third quarter periods to $7.8 million for the quarter ended September 30, 2010.  The increase was primarily due to expenses related to the Bank of Hiawassee acquisition. The Company has implemented cost reduction measures related to the acquisition, including staff consolidation, data processing and technology integration, and facilities evaluations.  These cost reductions were fully implemented in the third quarter of 2010 and the full effect of these reductions should be experienced in the fourth quarter of 2010.  Also, the Company has experienced increased expenses related to the collection and disposition of assets covered by the FDIC loss share agreements amounting to $293,000.  The Company expects to recover 80% of these costs as claims are made from the FDIC for repayment in accordance with the terms of the loss share agreements.

About Citizens South Banking Corporation

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina.  Deposits are FDIC insured up to applicable regulatory limits.  At September 30, 2010, the Company had $1.1 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, and Fannin counties in Georgia.  Citizens South Bank is an Equal Housing Lender and Member, FDIC.  The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC".  The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.   These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes.  The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2009, describe some of these factors.

Quarterly Financial Highlights (unaudited)	2010			2009
	At and For the Quarters Ended
	September 30	June 30	March 31	December 31	September 2009
(Dollars in thousands, except per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 11,675	$ 12,308	$ 9,210	$ 9,387	$ 9,656
Interest expense	3,790	4,083	3,393	3,531	3,947
Net interest income - taxable equivalent	7,885	8,225	5,817	5,856	5,709
Less: Taxable-equivalent adjustment	79	114	98	106	139
Net interest income	7,806	8,111	5,719	5,750	5,570
Provision for loan losses	3,000	3,000	3,050	4,155	3,975
Net interest income after loan loss provision	4,806	5,111	2,669	1,595	1,595
Noninterest income	2,290	2,415	20,185	2,381	2,465
Noninterest expense	7,781	7,279	6,356	34,867	5,229
Net income (loss) before income taxes	(685)	247	16,498	(30,891)	(1,169)
Income tax expense (benefit)	(413)	(108)	6,201	(611)	(672)
Net income (loss)	(272)	355	10,297	(30,280)	(497)
Dividends on preferred stock	256	257	257	259	262
Net income (loss) available to common shareholders	$ (528)	$ 98	$ 10,040	$ (30,539)	$ (759)

Per Common Share Data:
Net income:
Basic	$ (0.05)	$ 0.01	$ 1.29	$ (4.11)	$ (0.10)
Diluted	(0.05)	0.01	1.29	(4.11)	(0.10)
Weighted average shares outstanding:
Basic	10,844,386	9,077,042	7,786,819	7,426,992	7,419,206
Diluted	10,844,386	9,077,042	7,786,819	7,426,992	7,419,206
End of period shares outstanding	10,965,941	10,965,941	9,125,942	7,526,854	7,526,854
Cash dividends declared	$ 0.01	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Book value	6.86	6.91	7.39	6.87	11.08
Tangible book value	6.70	6.73	7.16	6.80	7.06

End of Period Balances:
Total assets	$ 1,087,558	$ 1,077,431	$ 1,132,652	$ 791,532	$ 820,608
Loans, net of deferred fees	754,740	776,234	787,643	610,201	616,793
Investment securities	87,255	97,678	100,161	83,370	90,174
Interest-earning assets	937,278	927,757	987,669	725,835	734,938
Deposits	865,786	853,526	884,127	609,345	606,614
Shareholders' equity	95,682	96,410	96,390	72,322	103,990

Quarterly Average Balances:
Total assets	$ 1,080,680	$ 1,105,788	$ 873,418	$ 823,608	$ 831,268
Loans, net of deferred fees	767,381	780,209	599,826	610,568	624,112
Investment securities	91,425	100,501	89,020	87,061	94,673
Interest-earning assets	915,882	949,130	732,124	736,134	741,974
Deposits	853,902	859,408	614,007	605,608	609,243
Shareholders' equity	96,258	96,282	78,292	103,313	103,913

Financial Performance Ratios (annualized) :
Return on average assets	-0.20%	0.04%	4.66%	-14.71%	-0.36%
Return on average common equity	-2.77%	0.56%	73.21%	-146.44%	-3.61%
Noninterest income to average total assets (1)	0.85%	0.87%	9.24%	1.16%	1.19%
Noninterest expense to average total assets (2)	2.88%	2.63%	2.91%	16.93%	2.52%
Efficiency ratio (1) (2)	76.47%	68.41%	24.44%	423.30%	63.97%

Quarterly Financial Highlights (unaudited)	2010			2009
	At and For the Quarters Ended
	September 30	June 30	March 31	December 31	September 2009
(Dollars in thousands, except per share data)

Net Interest Margin (annualized) :
Yield on earning assets	4.91%	4.96%	5.02%	4.98%	5.13%
Cost of funds	1.66%	1.72%	2.01%	2.09%	2.30%
Net Interest spread	3.25%	3.24%	3.01%	2.89%	2.83%
Net interest margin (taxable equivalent)	3.42%	3.48%	3.22%	3.12%	3.05%

Credit Quality Information and Ratios:
Past due loans (30-89 days) accruing - non-covered	$ 6,602	$ 10,145	$ 7,003	$ 10,224	$ 10,860
Past due loans - non-covered to total non-covered loans	1.11%	1.68%	1.15%	1.68%	1.76%

Past due loans (30-89 days) accruing - covered by FDIC loss-share (3)	$ 8,701	$ 5,257	$ 11,030	-	-
Past due loans - covered to total covered loans	5.43%	3.07%	6.09%	-	-

Allowance for loan losses - beginning of period	$ 9,796	$ 9,230	$ 9,189	$ 9,499	$ 8,685
Add: Provision for loan losses	3,000	3,000	3,050	4,155	3,975
Less: Net charge-offs (NCOs)	2,044	2,434	3,009	4,465	3,161
Allowance for loan losses - end of period	10,752	9,796	9,230	9,189	9,499

Allowance for loan losses to total non-covered loans	1.81%	1.62%	1.52%	1.51%	1.54%
Net charge-offs to average non-covered loans (annualized)	1.36%	1.61%	1.98%	2.93%	2.04%
Nonperforming non-covered loans to non-covered loans	3.33%	2.15%	2.26%	1.96%	1.73%
Nonperforming non-covered assets to total assets	2.61%	1.97%	1.69%	2.15%	1.72%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	4.71%	3.46%	3.12%	2.77%	2.28%

Nonperforming Assets (NPAs):
Nonperforming loans:
Non-covered loans:
Residential	$ 2,068	$ 1,646	$ 1,618	$ 898	$ 345
Construction	163	896	443	1,048	1,554
Acquisition and development	340	691	2,890	3,419	3,510
Commercial land	5,034	3,252	6,148	3,640	1,884
Other commercial real estate	9,566	4,127	1,422	1,841	2,197
Commercial business	720	742	131	140	-
Consumer	1,930	1,652	1,083	1,004	1,208
Total non-covered nonperforming loans	19,821	13,006	13,735	11,990	10,698
Total nonperforming loans covered by FDIC loss-share (4)	22,416	24,924	15,846	-	-
Other real estate owned - non-covered	8,557	8,239	5,386	5,067	3,444
Other real estate owned - covered by FDIC loss share	3,183	2,343	2,009	-	-
Total nonperforming assets	$ 53,977	$ 48,512	$ 36,976	$ 17,057	$ 14,142

Capital Ratios:
Tangible common equity	6.74%	6.86%	5.78%	6.47%	6.72%
Total Risk-Based Capital (Bank only)	17.02%	16.78%	15.53%	14.07%	14.68%
Tier 1 Risk-Based Capital (Bank only)	15.58%	15.52%	14.47%	12.98%	13.53%
Tier 1 Total Capital (Bank only)	9.58%	9.74%	9.18%	10.44%	10.70%

(1)  Includes the gain on acquisition of Bank of Hiawassee of $18.7 million for the quarter ended March 31, 2010.  Subsequent adjustments in the amounts of $605,000 and $193,000 were made for the quarters ended June 30, 2010 and September 30, 2010, respectively.

(2)  Includes $29.6 million impairment of goodwill for the quarter ended December 31, 2009.  Also includes acquisition and integration expenses of $787,000, $94,000, and $141,000 for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, respectively.

(3)  The contractual balance of past due loans covered by  FDIC loss-share agreements totaled $13.8 million, $6.4 million, and $14.8 million at March 31, 2010, June 30, 2010, and September 30, 2010, respectively.

(4)  The contractual balance of nonperforming loans covered by  FDIC loss-share agreements totaled $29.0 million, $35.4 million and $29.1 million at March 31, 2010, June 30, 2010, and September 30, 2010, respectively.

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2010	2009
(Dollars in thousands)	(unaudited)

Assets
Cash and cash equivalents:
Cash and due from banks	$ 16,792	$ 8,925
Interest-earning bank balances	137,352	44,255
Federal funds sold	-	-
Cash and cash equivalents	154,144	53,180
Investment securities available for sale, at fair value	71,293	50,990
Investment securities held to maturity, at amortized cost	15,962	32,380
Federal Home Loan Bank stock, at cost	5,938	4,149
Presold loans in process of settlement	3,100	-
Loans:
Covered by FDIC loss-share agreements	160,327	-
Not covered by FDIC loss-share agreements	594,413	610,201
Allowance for loan losses	(10,752)	(9,189)
Net loans	743,988	601,012
Other real estate owned	11,740	5,067
Premises and equipment, net	23,972	15,436
FDIC loss share receivable	30,608	-
Accrued interest receivable	3,028	2,430
Bank-owned life insurance	18,107	17,522
Intangible assets	1,834	570
Other assets	3,844	8,796
Total assets	$ 1,087,558	$ 791,532

Liabilities
Deposits:
Non-interest bearing demand	$ 70,908	$ 45,830
Interest-bearing demand	162,249	113,564
Money market accounts	147,269	118,687
Savings	17,021	10,584
Time deposits	468,339	320,680
Total deposits	865,786	609,345
Short-term borrowings	9,785	18,970
Long-term debt	101,236	87,629
Other liabilities	15,069	3,266
Total liabilities	991,876	719,210
Commitments and contingencies
Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 1,000,000 shares;
Issued and outstanding: 20,500 shares	20,651	20,589
Common stock, $0.01 par value, Authorized: 20,000,000 shares;
Issued: 11,011,414 and 9,062,727 shares respectively;
Outstanding: 10,965,941 and 7,526,854 shares respectively	124	91
Additional paid-in-capital	63,018	48,528
Retained earnings, substantially restricted	11,791	3,411
Accumulated other comprehensive income (loss)	98	(297)
Total shareholders' equity	95,682	72,322
Total liabilities and shareholders' equity	$ 1,087,558	$ 791,532

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	30-Sep-10	30-Sep-09	30-Sep-10	30-Sep-09
(Dollars in thousands, except per share data)

Interest Income:
Interest and fees on loans	$ 10,757	$ 8,413	$ 30,243	$ 25,350
Investment securities:
Taxable interest income	620	775	1,914	2,703
Tax-exempt interest income	131	301	509	920
Other interest income	88	28	236	46
Total interest income	11,596	9,517	32,902	29,019
Interest Expense:
Demand deposits and savings	684	636	2,053	2,034
Time deposits	2,018	2,155	5,818	7,481
Short-term borrowings	67	136	202	416
Long-term debt	1,021	1,020	3,194	3,064
Total interest expense	3,790	3,947	11,267	12,995

Net interest income	7,806	5,570	21,635	16,024
Provision for loan losses	3,000	3,975	9,050	6,825
Net interest income after provision for loan losses	4,806	1,595	12,585	9,199
Noninterest Income:
Service charges on deposit accounts	1,132	859	2,893	2,428
Mortgage banking income	461	215	1,028	975
Commissions on sales of financial products	53	43	359	137
Income from bank-owned life insurance	196	202	627	570
Gain from acquisition	193	-	19,531	-
Gain on sale of investments, available for sale	305	973	349	1,281
Loss on sale of other assets	(185)	(21)	(451)	(265)
Other income	135	194	554	466
Total noninterest income	2,290	2,465	24,890	5,592
Noninterest Expense:
Compensation and benefits	3,774	2,570	10,069	7,588
Occupancy and equipment expense	732	632	2,454	1,958
Advertising and business development	80	115	233	303
Professional services	262	233	729	707
Data processing fees	179	130	513	389
FDIC deposit insurance	355	232	969	825
Amortization of intangible assets	154	81	372	243
Valuation adjustment on other real estate owned	393	-	1,088	175
Impairment on investment securities	-	333	-	547
Acquisition and integration expenses	141	-	1,022	-
Other expenses	1,711	903	3,968	2,670
Total noninterest expense	7,781	5,229	21,417	15,405

Income before income tax expense (benefit)	(685)	(1,169)	16,058	(614)
Income tax expense (benefit)	(413)	(672)	5,680	(887)
Net income (loss)	(272)	(497)	10,378	273
Dividends on preferred stock	256	262	769	774

Net income (loss) available to common shareholders	$ (528)	$ (759)	$ 9,609	$ (501)

Net income (loss) per common share:
Basic	$ (0.05)	$ (0.10)	$ 1.04	$ (0.07)
Diluted	(0.05)	(0.10)	1.04	(0.07)

Weighted average common shares outstanding:
Basic	10,844,386	7,419,206	9,260,762	7,405,199
Diluted	10,844,386	7,419,206	9,260,762	7,405,199

CONTACT: Gary F. Hoskins, CFO, +1-704-884-2263, gary.hoskins@citizenssouth.com